Exhibit 99.2

STONE ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 28, 2011, Stone Energy Corporation (“Stone” or the “Company”), acquired BP Exploration & Production Inc.’s (“BP”) 75% working interest in the five block deep water Pompano field in Mississippi Canyon, a 51% operating working interest in the adjacent Mississippi Canyon block 29, a 50% non-operated working interest in the Mica field which ties back to the Pompano platform, and interests in 23 deep water exploration leases located in the vicinity of the Pompano field, referred to herein as the “Acquired Properties”. Additional details of the acquisition are described in the notes to these financial statements.

The accompanying unaudited pro forma condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010 (the “Pro Forma Statements”), which have been prepared by Stone’s management, have been derived from (a) the unaudited consolidated financial statements of Stone as of and for the nine months ended September 30, 2011 included in its Quarterly Report on Form 10-Q; (b) the unaudited statement of revenues and direct operating expenses of the Acquired Properties for the nine months ended September 30, 2011; (c) the audited consolidated financial statements of Stone as of and for the year ended December 31, 2010 included in its Annual Report on Form 10-K; and (d) the audited statement of revenues and direct operating expenses of the Acquired Properties for the year ended December 31, 2010.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not indicate the results of operations or financial position of Stone had the transaction been in effect on the dates or for the periods indicated, or the results of operations or financial position of Stone for any future periods. The pro forma statements of operations are not necessarily indicative of Stone’s operations going forward because the presentation of operations of the Acquired Properties is limited to only revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded. The unaudited pro forma condensed balance sheet was prepared assuming the purchase of the Acquired Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on September 30, 2011. The unaudited pro forma condensed statements of operations were prepared assuming the purchase of the Acquired Properties, including purchase price adjustments, and assumed related financing transactions occurred on January 1, 2010. These Pro Forma Statements should be read in conjunction with Stone’s Annual Report on Form 10-K for the year ended December 31, 2010, Stone’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and the statements of revenues and direct operating expenses for the Acquired Properties listed as Exhibit 99.1 to this Current Report on Form 8-K/A.

STONE ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2011

(In thousands of dollars)

	Stone Historical	Acquired Properties			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$65,454	$—			$65,454
Accounts receivable	113,547	—			113,547
Fair value of hedging contracts	56,767	—			56,767
Current income tax receivable	22,149	—			22,149
Deferred taxes	4,713	—			4,713
Inventory	4,802	—			4,802
Other current assets	933	—			933

Total current assets	268,365	—			268,365
Oil and gas properties, full cost method of accounting:
Net proved oil and gas properties	1,092,165	208,680	(a	)	1,300,845
Unevaluated	511,574	17,314	(a	)	528,888
Other property and equipment, net	11,191	—			11,191
Fair value of hedging contracts	50,171	—			50,171
Other assets, net	23,795	—			23,795

Total assets	$1,957,261	$225,994			$2,183,255

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to vendors	$90,659	$—			$90,659
Undistributed oil and gas proceeds	16,924	—			16,924
Accrued interest	9,358	—			9,358
Fair value of hedging contracts	951	—			951
Asset retirement obligations	55,068	—			55,068
Other current liabilities	17,496	—			17,496

Total current liabilities	190,456	—			190,456
Long-term debt	575,000	167,631	(a	)	742,631
Deferred taxes	219,393	—			219,393
Asset retirement obligations	289,604	58,363	(a	)	347,967
Other long-term liabilities	19,034	—			19,034

Total liabilities	1,293,487	225,994			1,519,481

Commitments and contingencies
Stockholders’ equity:
Common stock	481	—			481
Treasury stock	(860)	—			(860)
Additional paid-in capital	1,336,460	—			1,336,460
Accumulated deficit	(737,748)	—			(737,748)
Accumulated other comprehensive income	65,441	—			65,441

Total stockholders’ equity	663,774	—			663,774

Total liabilities and stockholders’ equity	$1,957,261	$225,994			$2,183,255

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

(In thousands, except per share amounts)

	Stone Historical	Acquired Properties			Pro Forma Adjustments			Pro Forma
Operating revenue:
Oil and gas production	$651,003	$139,277	(b	)	$—			$790,280
Other operational income	5,916	—			—			5,916
Derivative income, net	3,265	—			—			3,265

Total operating revenue	660,184	139,277			—			799,461

Operating expenses:
Lease operating expenses	152,326	23,487	(b	)	—			175,813
Other operational expenses	5,579	—			—			5,579
Production taxes	5,808	—			—			5,808
Depreciation, depletion and amortization	248,201	—			33,034	(c	)	281,235
Accretion expense	34,469	—			4,523	(d	)	38,992
Salaries, general and administrative expenses	42,759	—			—			42,759
Incentive compensation expense	5,888	—			—			5,888

Total operating expenses	495,030	23,487			37,557			556,074

Income from operations	165,154	115,790			(37,557)			243,387

Other (income) expenses:
Interest expense	12,192	—			6,388	(e	)	18,580
Interest income	(1,464)	—			—			(1,464)
Other income	(776)	—			—			(776)
Loss on early extinguishment of debt	1,820	—			—			1,820
Other expense	671	—			—			671

Total other expenses	12,443	—			6,388			18,831

Net income before income taxes	152,711	115,790			(43,945)			224,556

Provision for income taxes:
Current	5,808	—			—			5,808
Deferred	50,474	—			26,511	(f	)	76,985

Total income taxes	56,282	—			26,511			82,793

Net income	$96,429	$115,790			($70,456)			$141,763

Basic earnings per share	$1.99							$2.93
Diluted earnings per share	$1.99							$2.92

Average shares outstanding	47,681							47,681
Average shares outstanding assuming dilution	47,706							47,706

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 31, 2011

(In thousands, except per share amounts)

	Stone Historical	Acquired Properties			Pro Forma Adjustments			Pro Forma
Operating revenue:
Oil and gas production	$637,403	$101,806	(b	)	$—			$739,209
Other operational income	2,994	—			—			2,994
Derivative income, net	3,300	—			—			3,300

Total operating revenue	643,697	101,806			—			745,503

Operating expenses:
Lease operating expenses	133,307	23,683	(b	)	—			156,990
Other operational expenses	1,452	—			—			1,452
Production taxes	6,828	—			—			6,828
Depreciation, depletion and amortization	204,777	—			19,205	(c	)	223,982
Accretion expense	23,134	—			3,392	(d	)	26,526
Salaries, general and administrative expenses	29,494	—			—			29,494
Incentive compensation expense	7,104	—			—			7,104

Total operating expenses	406,096	23,683			22,597			452,376

Income from operations	237,601	78,123			(22,597)			293,127

Other (income) expenses:
Interest expense	6,470	—			4,845	(e	)	11,315
Interest income	(170)	—			—			(170)
Other income	(1,499)	—			—			(1,499)
Loss on early extinguishment of debt	607	—			—			607
Other expense	501	—			—			501

Total other expenses	5,909	—			4,845			10,754

Net income before income taxes	231,692	78,123			(27,442)			282,373

Provision (benefit) for income taxes:
Current	(15,043)	—			—			(15,043)
Deferred	97,926	—			18,144	(f	)	116,070

Total income taxes	82,883	—			18,144			101,027

Net income	$148,809	$78,123			($45,586)			$181,346

Basic earnings per share	$3.04							$3.71
Diluted earnings per share	$3.04							$3.71

Average shares outstanding	47,963							47,963
Average shares outstanding assuming dilution	48,006							48,006

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

STONE ENERGY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

On December 28, 2011, Stone Energy Corporation (“Stone” or the “Company”) acquired BP Exploration & Production Inc.’s (“BP”) 75% working interest in the five block deep water Pompano field in Mississippi Canyon, a 51% operating working interest in the adjacent Mississippi Canyon block 29, a 50% non-operated working interest in the Mica field which ties back to the Pompano platform, and interests in 23 deep water exploration leases located in the vicinity of the Pompano field, referred to herein as the “Acquired Properties”. All preferential rights relating to the properties were waived or unexercised by the holders thereof. The stated purchase price of $204 million was adjusted under the agreement to $167.6 million, after adjusting for the effective date of July 1, 2011. The acquisition was consummated in accordance with the Purchase and Sale Agreement dated as of November 18, 2011, between the Company and BP.

The historical financial information is derived from the historical consolidated financial statements of Stone and the historical statements of revenues and direct operating expenses of the Acquired Properties (which were based on information provided by BP). The unaudited pro forma condensed consolidated balance sheet was prepared assuming the purchase of the Acquired Properties, including purchase price adjustments to date, and assumed related financing transaction occurred on September 30, 2011. The unaudited pro forma condensed consolidated statements of operations were prepared assuming the purchase of the Acquired Properties, including purchase price adjustments to date, and assumed related financing transaction occurred on January 1, 2010.

The pro forma adjustments were based on information and estimates by management. These unaudited pro forma condensed consolidated financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

Note 2 – Pro Forma Adjustments and Other Information

The unaudited pro forma condensed consolidated financial statements include the following pro forma adjustments:

(a) The value of the net assets acquired in the transaction was allocated to the assets acquired and liabilities assumed. The cash consideration was assumed to be funded from borrowings from the Company’s revolving credit facility with no amounts used from cash on hand.

(b) Revenues and direct operating expenses of the Acquired Properties were derived from the historical records of BP.

(c) Depreciation, depletion and amortization (“DD&A”) was estimated using the full-cost method of accounting and determined as the incremental DD&A expense due to adding the Acquired Properties costs, reserves and production into the computation. The purchase price allocation included $17.3 million allocated to unevaluated costs. No DD&A expense was estimated for the unevaluated properties.

(d) Asset retirement obligations and related accretion were estimated by the management of Stone.

(e) Interest expense was computed using interest rates that were in effect during the applicable time period. The weighted average assumed interest rate was 4.25%.

(f) The income tax effects of the pro forma adjustments were computed using our applicable estimated effective income tax rate.

Note 3 – Supplemental Oil and Gas Disclosures

Pro Forma Reserve Quantity Information

The following table presents certain unaudited pro forma information regarding Stone’s proved oil and natural gas reserves as of December 31, 2010 assuming the acquisition of the Acquired Properties occurred on January 1, 2010. There are numerous uncertainties inherent in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

	Stone		Acquired Properties		Stone Pro Forma
	Oil (MBbls)	Natural Gas (MMcf)	Oil (MBbls)	Natural Gas (MMcf)	Oil (MBbls)	Natural Gas (MMcf)	Oil and Natural Gas (MMcfe)
Total estimated proved reserves:
Balance at December 31, 2009	32,336	216,694	16,900	30,267	49,236	246,961	542,378
Revisions of previous estimates	3,299	13,439	—	—	3,299	13,439	33,231
Extensions, discoveries and other additions	2,668	82,846	—	—	2,668	82,846	98,854
Purchase of producing properties	637	3,816	—	—	637	3,816	7,637
Sales of reserves in place	(23)	(153)	—	—	(23)	(153)	(289)
Production	(5,714)	(41,937)	(1,557)	(2,566)	(7,271)	(44,503)	(88,129)

Balance at December 31, 2010	33,203	274,705	15,343	27,701	48,546	302,406	593,682

Estimated proved developed reserves at December 31, 2010	25,000	174,876	9,942	22,662	34,942	197,538	407,190

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following tables present the standardized measure of future net cash flows related to the estimated proved oil and gas reserves of Stone, the Acquired Properties and on a pro forma combined basis as of December 31, 2010 together with changes therein. You should not assume that the future net cash flows or the discounted future net cash flows, referred to in the tables below, represent the fair value of our estimated oil and gas reserves or those of the Acquired Properties.

	Year Ended December 31, 2010
	Stone	Acquired Properties (1)	Pro Forma Combined
	(in thousands)
Future cash inflows	$3,803,004	$1,352,145	$5,155,149
Less related future costs:
Production costs	(1,191,718)	(526,287)	(1,718,005)
Development costs	(907,956)	(295,689)	(1,203,645)
Income taxes	(330,651)	(185,559)	(516,210)

Future net cash flows before 10% discount	1,372,679	344,610	1,717,289
10% annual discount for estimated timing of cash flows	(415,050)	(116,859)	(531,909)

Standardized measure of discounted future net cash flows	$957,629	$227,751	$1,185,380

(1)	Income taxes were calculated by applying the statutory federal income tax rate to the pre-tax future net cash flows.

	Year Ended December 31, 2010
	Stone	Acquired Properties	Pro Forma Combined
	(in thousands)
Standardized measure at beginning of year	$614,987	$137,264	$752,251
Sales and transfers of oil and gas produced, net of production costs	(487,418)	(115,790)	(603,208)
Changes in price, net of future production costs	485,272	237,763	723,035
Extensions, discoveries, and improved recovery net of future production and development costs	270,629	—	270,629
Changes in estimated future development costs, net of development costs incurred during the period	119,986	—	119,986
Revisions of quantity estimates	147,509	—	147,509
Accretion of discount	64,836	17,238	82,074
Net change in income taxes	(196,219)	(48,724)	(244,943)
Purchase of reserves in-place	21,264	—	21,264
Sales of reserves in-place	1,424	—	1,424
Changes in production rates due to timing and other	(84,641)	—	(84,641)

Net increase in standardized measure	342,642	90,487	433,129

Standardized measure at end of year	$957,629	$227,751	$1,185,380